UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

WILSHIRE ENTERPRISES, INC.
(Name of the Registrant as Specified In Its Charter)

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AN IMPORTANT NOTE TO ALL WILSHIRE SHAREHOLDERS. Your vote at the March 24th annual meeting is of critical importance. It may well decide the future of the Company and your investment in it. We want you to make your voting decision with the benefit of the facts, and to cast your vote accordingly. THE FUTURE OF YOUR INVESTMENT IS AT STAKE! MAKE YOUR VOTE COUNT VOTE THE WHITE PROXY TODAY Wilshire

WILSHIRE IS POSITIONED FOR GROWTH We are convinced that Wilshire's stock is undervalued and that there are significant opportunities for growth ahead. The fact is that real estate values are at historic lows. Now is the time to be BUYING, not selling the Company's properties into a depressed, illiquid market. Our new management has the proven track record and experience to deliver solid value. We strongly believe that the actions we are taking today will create shareholder value when conditions improve. Don't be fooled by those that are "all talk" who have never run a public real estate company and have not shown any experience whatsoever in buying and selling commercial real estate properties. FORWARD-LOOKING STATEMENTS All non-historical statements in this letter constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties, including risks cited in reports filed by Wilshire with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Wilshire Enterprises, Inc. assumes no obligation for updating any such forward-looking statement at any time.

THE DISSIDENTS, BULLDOG INVESTORS, HAVE NOT PRESENTED A PLAN TO BUILD SHAREHOLDER VALUE Do not believe Bulldog's misleading rhetoric which we believe is aimed at their goal of seizing control of your company. The dissidents have a history of disregarding the securities laws. We believe that they have demonstrated a willingness to say virtually anything in an attempt to get your support. Bulldog's ill-informed plan to initiate a "fire sale" or liquidation of your company makes NO sense in the current environment. Bulldog's nominees have demonstrated no experience in running a real estate company or the buying and selling of real estate assets. To prevent Bulldog's handpicked nominees from pursuing their self-serving agenda, vote your WHITE proxy card TODAY.

PROTECT THE VALUE OF YOUR INVESTMENT - ACT TODAY! We need your support to defeat the dissidents and their push for a liquidation of Wilshire. We are a solid company with valuable assets, and while we are willing to sell the Company at the right price, our current focus is on the opportunities before us. Your vote on the WHITE proxy will allow us to continue to work to maximize the value of your shares. Let us turn the real estate market's present difficulties into your advantage. We thank you for your support. Sincerely, Your Board of Directors YOUR VOTE IS IMPORTANT! If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, INNISFREE M&A INCORPORATED TOLL-FREE, at 1-888-750-5834